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                                                                    Exhibit 23.6

                          CONSENT OF WILLIAM D. HASSEL

     In connection with this Registration Statement on Form S-4, the undersigned hereby consents to the naming by the registrant of the undersigned as director designee of the combined company. In giving such consent, the undersigned does not thereby admit that he comes within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder Burlington, Iowa May 21, 1999

                                    WILLIAM D. HASSEL


                                    By /s/ William D. Hassel
                                       -----------------------------------------
                                       William D. Hassel
                                       Director-nominee


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